                   Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                        New York, New York 10036-6522


                                                                August 13, 2004


Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842


Ladies and Gentlemen:

     We have acted as special counsel to Fisher Scientific International Inc., a Delaware corporation (the "Company"), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") on the date hereof, relating to the registration by the Company of 6,408,260 shares (the "Plan Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company authorized for issuance pursuant to the Company's Sybron Acquisition Company 1999 Stock Option Plan, Sybron Corporation 1993 Long-Term Incentive Plan, as amended and restated through January 30, 1998, Sybron International Corporation Amended and Restated 1994 Outside Directors' Stock Option Plan, Sybron International Corporation 1999 Outside Directors' Stock Plan and Apogent Technologies Inc. 2001 Equity Incentive Plan (collectively, the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plans; (ii) the Registration Statement; (iii) certain resolutions of the Board of Directors of the Company, dated June 8, 2004; (iv) the Company's Amended and Restated Certificate of Incorporation, as amended on June 6, 2001; (v) the Company's Bylaws; and (vi) specimen certificates representing the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

     In rendering the opinion set forth below, we have assumed that the certificates evidencing the Plan Shares in the form examined by us will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

     Based on and subject to the foregoing, we are of the opinion that the Plan Shares authorized for issuance pursuant to the Plans have been duly authorized by the Company and, when the Plan Shares are issued and paid for by the plan participants at a price per share not less than the per share par value of the Common Stock as contemplated by the Plans and in accordance with the terms and conditions of the Plans and the applicable stock option agreements, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP


                                       2